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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-57610, No. 33-59050, No. 33-78094, No. 33-89828, No. 333-09383, and No. 333-29667) of
Trident Microsystems, Inc. of our report dated July 19, 2000 relating to the financial statements and financial statement schedules, appearing on page 26 of this Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
September 28, 2000



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